UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

XTI AEROSPACE, INC.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY SUPPLEMENT—SUBJECT TO COMPLETION

DATED NOVEMBER 21, 2025

XTI Aerospace, Inc.
8123 InterPort Blvd., Suite C
Englewood, CO 80112

, 2025

Dear Stockholder of XTI Aerospace, Inc.:

We are writing to notify you of important information about the 2025 annual meeting of stockholders (the “Annual Meeting”) of XTI Aerospace, Inc. (the “Company”).

We previously filed and mailed to our stockholders our definitive proxy statement and related proxy materials on October 10, 2025 (the “Proxy Statement”) for the Annual Meeting, which contained three proposals. The enclosed supplementary proxy material (the “Supplement”) is being sent to you to reflect the postponement of the Annual Meeting, which was originally scheduled for November 14, 2025, to December 30, 2025, and because we have determined to (i) withdraw the nomination of Kareem Irfan for election as a Class II director and (ii) add a new Proposal Three to the original Proxy Statement in order to approve, for purposes of Nasdaq Listing Rules 5635(a) and 5635(d), the potential issuance of securities in excess of 20% of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”), in connection with certain financing transactions (the “Nasdaq 20% Issuance Proposal”).

Accordingly, we are furnishing to you, together with this letter, an amended notice of the Annual Meeting (the “Amended Notice”) and the Supplement to the previously furnished Proxy Statement, which reflect the revised agenda for the Annual Meeting and describe the new proposal to be voted on at the Annual Meeting, as well as a new proxy card for purposes of casting your vote on all of the proposals to be voted on at the Annual Meeting. The Annual Meeting will now be held on Tuesday, December 30, 2025, virtually, conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XTIA2025. The change in the Annual Meeting date to Tuesday, December 30, 2025 does not change the deadline for stockholder notice of a nomination or proposal for the Company’s 2025 annual meeting, which was September 27, 2025.

Please read the Proxy Statement and the Supplement in their entirety as together they contain all of the information that is important to your decisions in voting at the Annual Meeting.

When you have finished reading the Proxy Statement and Supplement, please promptly submit your proxy by completing the enclosed new proxy card in its entirety, signing, dating and returning it in the enclosed envelope (or following the instructions to vote by Internet, telephone or provided by your broker). We encourage you to submit your proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend. The enclosed new proxy card permits you to submit your vote on the proposals included in the Proxy Statement and the Supplement, and will replace any previously submitted proxy in connection with the Annual Meeting.

If you are a stockholder of record and you previously submitted a proxy for the meeting that was scheduled to be held on November 14, 2025 prior to the postponement, that proxy will not be counted. In order for your vote to be counted, you must submit a new proxy to vote again using the voting instructions or proxy card enclosed with this Supplement.

BY ORDER OF THE BOARD OF DIRECTORS

Scott Pomeroy	David Brody
Chief Executive Officer	Secretary

Englewood, Colorado

, 2025

AMENDED NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 30, 2025

Dear Stockholders of XTI Aerospace, Inc.:

THIS AMENDED NOTICE IS HEREBY GIVEN to notify you that the 2025 Annual Meeting of Stockholders of XTI Aerospace, Inc. (the “Company”) will be held on December 30, 2025 (the “Annual Meeting”) at 10:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/XTIA2025.

The agenda of the Annual Meeting will be the following items of business:

1)	the election of one Class II director, Clinton J. Weber, to serve for a three-year term expiring at the 2028 annual meeting of stockholders, or until his successor has been duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”);

2)	the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”);

3)	the approval, for purposes of Nasdaq Listing Rules 5635(a) and 5635(d), of the potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock) in excess of 20% of the Company’s outstanding Common Stock in connection with certain financing transactions (the “Nasdaq 20% Issuance Proposal”);

4)	the approval of the adjournment of the Annual Meeting, if necessary or advisable, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes to approve the foregoing proposals (the “Adjournment Proposal”); and

5)	the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The preceding items of business were described in our original Proxy Statement on Schedule 14A dated October 10, 2025 (the “Proxy Statement”), with the exception of (i) the withdrawal of the nomination of Kareem Irfan for election as a Class II director and (ii) new Proposal Three, which are described in the attached supplement (the “Supplement”) to the Proxy Statement.

If you wish to vote at the Annual Meeting on the proposals, you must sign, date and return the enclosed new proxy card (or follow the instructions to vote by Internet, telephone or provided by your broker). Any previously submitted proxy for the meeting that was scheduled to be held on November 14 2025 prior to the postponement will not be counted.

All stockholders as of close of business on September 17, 2025 (the “Record Date”) are cordially invited to attend the Annual Meeting virtually.

If you are a stockholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to www.proxyvote.com (have your proxy card in hand when you access the website);

●	Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

●	Vote by Mail, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

●	Vote virtually at the Annual Meeting.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We hope that you attend the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, we urge you to take the time to vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS

Scott Pomeroy	David Brody
Chief Executive Officer	Secretary

Englewood, Colorado
               , 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 30, 2025: THE PROXY STATEMENT, THE SUPPLEMENT AND OUR ANNUAL REPORT ON FORM 10-K, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 2025, ARE AVAILABLE AT

www.proxyvote.com.

GENERAL INFORMATION ABOUT THIS SUPPLEMENT AND THE ANNUAL MEETING

This Supplement describes amendments to Proposal One, reflecting the withdrawal of the nomination of Kareem Irfan for election as a Class II director, and new Proposal Three, which are added to the agenda for the Annual Meeting and therefore are not described in the original Proxy Statement. Information about original Proposal One (except for the withdrawal of the nomination of Kareem Irfan for election as a Class II director), Proposal Two and Proposal Four (the Adjournment Proposal, originally numbered Proposal Three), each of which will also be presented to stockholders at the Annual Meeting, can be found in the Proxy Statement as originally filed with the Securities and Exchange Commission (the “SEC”) and mailed to our stockholders on or about October 10, 2025. To the extent the information in the Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in the Supplement shall amend and supersede the information contained in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and is important for you to review. Accordingly, we urge you to read the Supplement carefully in its entirety together with the Proxy Statement. All capitalized terms used in the Supplement and not otherwise defined herein have the respective meanings given to them in the Proxy Statement. The Supplement is being mailed to our stockholders on or about , 2025.

What is the purpose of the Supplement?	We previously filed and mailed to our stockholders our original Proxy Statement and related proxy materials on October 10, 2025, which contained three proposals. The enclosed Supplement is being sent to you to reflect the postponement of the Annual Meeting, which was originally scheduled for November 14, 2025, to December 30, 2025, and because we have determined to (i) withdraw the nomination of Kareem Irfan for election as a Class II director and (ii) add a new Proposal Three to the original Proxy Statement in order to approve, for purposes of Nasdaq Listing Rules 5635(a) and 5635(d), the potential issuance of securities in excess of 20% of the Company’s outstanding Common Stock in connection with certain financing transactions (the “Nasdaq 20% Issuance Proposal”). The Record Date for the Annual Meeting has not changed and remains September 17, 2025.

How will the Supplement and proxy materials be delivered?

Most of our stockholders who are entitled to vote at the Annual Meeting previously received a mailed copy of the Proxy Statement and related proxy materials for the Annual Meeting. We have elected to mail the Supplement, the Amended Notice and a new proxy card reflecting all four proposals to be voted on at the Annual Meeting.

The Amended Notice and the new proxy card will contain instructions on how to view the proxy materials on the Internet. Electronic copies of the Proxy Statement and our Annual Report on Form 10-K, filed by the Company with the SEC on April 15, 2025, are available at www.proxyvote.com.

We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single notice or set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs. If you participate in householding and wish to receive a separate notice or set of proxy materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, telephone number 1-800-579-1639, or David Brody, Secretary of XTI Aerospace, Inc., 8123 InterPort Blvd., Suite C, Englewood, CO 80112, telephone number (800) 680-7412. We will deliver the requested documents to you promptly upon your request. Stockholders who share an address and receive multiple copies of the notice or proxy materials can also request to receive a single copy by following the instructions above.

How are votes counted for new Proposal Three?	The Nasdaq 20% Issuance Proposal requires the affirmative vote of a majority of the voting power of the capital stock entitled to vote thereon and present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of an “AGAINST” on this proposal. Broker non-votes will have no effect.

How do I cast or revoke my proxy?	Because this Supplement describes amendments to Proposal One, reflecting the withdrawal of the nomination of Kareem Irfan for election as a Class II director, and new Proposal Three to be voted on at the Annual Meeting that were not reflected or described in the original Proxy Statement, proxies submitted before the date of the Supplement will not be counted. In order for your vote to be counted, you must submit a new proxy to vote again using the voting instructions or proxy card enclosed with this Supplement.

If you hold Common Stock as a stockholder of record as of the Record Date, you may direct how your stock is voted without virtually attending the Annual Meeting, by the following means:

	●	Vote by Internet: You can vote via the Internet at www.proxyvote.com or you may scan the QR code with your smartphone and, once you are at the website, follow the online instructions. You will need information from your proxy card to vote via the Internet. Internet voting is available 24 hours a day. Proxies submitted by the Internet must be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting.

	●	Vote by Telephone: You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need your proxy card to vote by telephone. Telephone voting is available 24 hours a day. Proxies submitted by telephone must be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting.

	●	Vote by Mail: You can vote by marking, dating and signing your name exactly as it appears on the proxy card you received, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If you hold Common Stock in the name of a bank, broker, or other nominee, you should have received this Supplement and the Proxy Statement and voting instructions, which include the following, from your bank, broker or other nominee:

	●	Vote by Internet: You can vote via the Internet by following the instructions on the voting instruction form provided to you. Once there, follow the online instructions. Internet voting is available 24 hours a day.

	●	Vote by Telephone: You can vote by telephone by calling the number provided on your voting instruction form. Telephone voting is available 24 hours a day.

	●	Vote by Mail: You can vote by marking, dating, and signing your name exactly as it appears on the voting instruction form, and returning it in the postage-paid envelope provided. Please promptly mail your voting instruction form to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?	Proxies will be solicited on behalf of our Board of Directors by mail, in person, by telephone, and via the Internet. We will bear the cost of soliciting proxies. Further, proxies may also be solicited through our directors, officers, and employees, who are soliciting proxies primarily by mail and the Internet without additional payments to them other than the reimbursement of out-of-pocket expenses in connection with such solicitation. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our voting stock.

AMENDMENTS TO PROXY STATEMENT

The Proxy Statement is amended as set forth below. Capitalized terms not defined in this Supplement have the terms set forth in the Proxy Statement. Other than as set forth herein, no changes have been made to the Proxy Statement and it continues to be in full force and effect as originally filed with the SEC and the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended by the Company’s Board of Directors in the original filing. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to our stockholders of record as of the Record Date.

1.	Proposal One: The Director Election Proposal

The first 4 paragraphs of the section “Proposal One: The Director Election Proposal” beginning on page 3 of the Proxy Statement are amended and restated in their entirety as follows:

“Our business affairs are managed under the direction of our Board, which is currently composed of five members, divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The terms of office of directors in Class I, Class II and Class III expire at our Annual Meetings of Stockholders to be held in 2027, 2025 and 2026, respectively. Our Class I directors are Soumya Das and Scott Pomeroy, our Class II director is Kareem Irfan, and our Class III directors are Tensie Axton and David Brody.

Kareem Irfan will not be standing for reelection as a Class II director at the Annual Meeting. Mr. Irfan will continue to serve as a director until the expiration of his current term at the Annual Meeting. The Board has nominated Clinton J. Weber as a nominee to serve as a Class II director to replace Mr. Irfan, to serve until the 2028 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal.

If a quorum is present at the Annual Meeting, the director nominee will be elected by a plurality of the votes cast by the holders of shares present virtually or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Mr. Weber, a nominee for Class II director. In the event that Mr. Weber for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for a substitute nominee as our Board may determine. We are not aware that Mr. Weber will be unable to serve, or for good cause will not serve, as a director. Mr. Weber has consented to being named in this proxy statement and to serve if elected.”

The table set forth in the section “Proposal One: The Director Election Proposal—Executive Officers, Directors, and Corporate Governance” beginning on page 4 of the Proxy Statement is amended and restated in its entirety as follows:

Name	Age	Position
Scott Pomeroy	64	Chief Executive Officer, Chairman and Director
Brooke Turk	59	Chief Financial Officer
Michael A. Tapp	54	Chief Operating Officer
Tobin Arthur	57	Chief Strategy Officer
Soumya Das	53	Chief Executive Officer, Real Time Location System Division, and Director
Tensie Axton	57	Director
David Brody	76	Director and Secretary
Kareem Irfan*	65	Director
Clinton J. Weber*	49	Director Nominee

*	Kareem Irfan will not be standing for reelection as a Class II director at the Annual Meeting. Mr. Irfan will continue to serve as a director until the expiration of his current term at the Annual Meeting. The Board has nominated Clinton J. Weber as a nominee to serve as a Class II director to replace Mr. Irfan.

The second paragraph of section “Executive Officers, Directors, and Corporate Governance—Our Board” on Page 4 of the Proxy Statement is amended and restated in its entirety as follows:

“Kareem Irfan will not be standing for reelection as a Class II director at the Annual Meeting. Mr. Irfan will continue to serve as a director until the expiration of his current term at the Annual Meeting. The Board has nominated Clinton J. Weber as a nominee to serve as a Class II director to replace Mr. Irfan, to serve until the 2028 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal.”

The first five sentences of Section “Executive Officers, Directors, and Corporate Governance—Committees of our Board—Audit Committee” on page 4 of the Proxy Statement is amended and restated in its entirety as follows:

“The Audit Committee consists of Mr. Irfan (Chair), Ms. Axton and Mr. Brody. Our Board has approved certain changes to the composition of the committees of the Board, subject to Mr. Weber’s election at the Annual Meeting. Subject to Mr. Weber’s election at the Annual Meeting, the Audit Committee is expected to consist of Ms. Axton (Chair), Mr. Brody and Mr. Weber. The Board determined that each current and proposed member of the Audit Committee is “independent” as defined under Nasdaq Listing Rule 5605(a)(2) and within the meaning of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of Ms. Axton and Mr. Weber qualifies as an “audit committee financial expert” as defined in the rules of the SEC.”

The first two sentences of Section “Executive Officers, Directors, and Corporate Governance—Committees of our Board—Compensation Committee” on page 4 of the Proxy Statement is amended and restated in its entirety as follows:

“The Compensation Committee consists of Mr. Brody (Chair), Ms. Axton and Mr. Irfan. Subject to Mr. Weber’s election at the Annual Meeting, the Compensation Committee is expected to consist of Mr. Weber (Chair), Ms. Axton and Mr. Brody.”

The first two sentences of section “Executive Officers, Directors, and Corporate Governance—Committees of our Board—Nominating and Corporate Governance Committee” on page 4 of the Proxy Statement is amended and restated in its entirety as follows:

“The Nominating and Corporate Governance Committee, or the “Governance Committee,” consists of Ms. Axton (Chair) and Mr. Brody. The composition of the Governance Committee is expected to remain unchanged following the Annual Meeting.”

2.	New Proposal Three: The Nasdaq 20% Issuance Proposal

The Proxy Statement is amended by adding the following new Proposal Three immediately after Proposal Two, as follows.

PROPOSAL THREE:

NASDAQ 20% ISSUANCE PROPOSAL

Overview

On November 10, 2025, the Company entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with Unusual Machines, Inc., a Nevada corporation (the “Purchaser”), pursuant to which the Company sold to the Purchaser 25,000 shares of the Company’s newly designated Series 10 Convertible Preferred Stock, par value $0.001 per share (the “Series 10 Preferred Stock”), at a subscription amount of $1,000 per share of Series 10 Preferred Stock for an aggregate subscription amount of $25,000,000 (the “Subscription Amount”), pursuant to a private placement that closed on November 12, 2025 (the “PIPE Offering”).

The Series 10 Preferred Stock has a stated value of $1,000 per share (the “Stated Value”), and is initially convertible at a conversion price of $1.492 per share (the “Conversion Price”), subject to adjustment pursuant to the Certificate of Designation (as defined below). On the Shareholder Approval Date (as defined below), the Series 10 Preferred Stock will automatically convert into shares of the Company’s common stock. In addition, each outstanding share of Series 10 Preferred Stock is entitled to receive Preferential Dividends (as defined below), payable quarterly in arrears, at an annual rate of 12.0% of the Stated Value, payable, at the option of the Company, either in-kind in shares of the Company’s common stock, through an accrual on the Stated Value of the Series 10 Preferred Stock or in cash, subject to, with respect to the issuance of shares of the Company’s common stock, the receipt of Shareholder Approval (as defined below) and the Beneficial Ownership Limitation (as defined below). The rights to Preferential Dividends expire automatically on the two-year anniversary of the original issuance date of the Series 10 Preferred Stock.

In connection with the PIPE Offering, the Company issued placement agent warrants to the placement agent to purchase 837,801 shares of common stock, which were exercisable commencing November 12, 2025, expire November 10, 2030 and have an exercise price of $1.492 per share. The Company’s obligation to issue shares upon exercise of the placement agent warrants is subject to the Company’s receipt of Shareholder Approval.

The Company’s common stock is listed on the Nasdaq Capital Market, and, as such, is subject to the applicable rules of the Nasdaq, including Nasdaq Listing Rules 5635(a) and 5635(d).

Nasdaq Listing Rule 5635(a)(1) requires a company listed on Nasdaq to obtain stockholder approval prior to the issuance of common stock, among other things, in connection with the acquisition of the stock or assets of another company, if the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock then outstanding.

For Nasdaq purposes, the issuance of shares of the Company’s common stock pursuant to the PIPE Purchase Agreement may be aggregated with the issuance of securities as consideration in the acquisition, on November 10, 2025, by XTI Drones Holdings, LLC, a Texas limited liability company (“XTI Drones Holdings”) and a subsidiary of the Company’s wholly-owned subsidiary, XTI Drones, LLC, of 100% of the issued and outstanding equity interests (the “Acquired Interests”) of two enterprise drone solutions providers, Drone Nerds, LLC, a Florida limited liability company (“Drone Nerds”), and Anzu Robotics, LLC, a Delaware limited liability company (“Anzu Robotics”), pursuant to the terms of two separate membership interest purchase agreements (the “Acquisition Purchase Agreements,” and such transactions, respectively, the “Drone Nerds Acquisition” and the “Anzu Robotics Acquisition” and collectively, the “Acquisitions”).

The aggregate consideration for the Acquired Interests consisted of (i) approximately $20 million in cash (including approximately $1.8 million of transaction expenses incurred by the sellers and paid by XTI Drones Holdings pursuant to the Acquisition Purchase Agreements), (ii) promissory notes in the aggregate original principal amount of approximately $11.9 million and (iii) an aggregate of 6,524,576 Class B Units of XTI Drones Holdings (the “Class B Units”) with a fair market value of approximately $9.7 million. The aggregate purchase price for each Acquisition is subject to customary post-closing adjustments.

The Class B Units of XTI Drones Holdings are exchangeable at any time after May 1, 2026 for shares of the Company’s common stock on a one-for-one basis, provided that such exchange ratio is subject to equitable adjustments for stock splits, stock dividends, reclassifications and similar transactions affecting the Company’s common stock. In addition, on the date that is 15 months after November 10, 2025, all outstanding Class B Units will automatically be exchanged for shares of the Company’s common stock on a one-for-one basis, subject to the foregoing adjustments.

The aggregate of 6,524,576 Class B Units of XTI Drones Holdings Class B Units issued pursuant to the Acquisitions are exchangeable, as described above, for 6,524,576 shares of Common stock, representing approximately 19.9% of the Company’s outstanding shares of common stock based on the Company’s total shares outstanding as of immediately prior to the Company’s execution of the PIPE Purchase Agreement on November 10, 2025.

The issuance of additional shares of the Company’s common stock pursuant to the PIPE Purchase Agreement, and the related issuance of additional shares to the placement agent upon the exercise of the placement agent warrants, will exceed the 20% threshold under the applicable Nasdaq listing rules. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(a)(1), the Company must obtain the approval of the Company’s stockholders for the issuance of the shares of the Company’s common stock pursuant to the PIPE Purchase Agreement and to the placement agent upon the exercise of the placement agent warrants in the event that the issuance of such shares of common stock is aggregated with the issuance of any shares or common stock or convertible securities pursuant to the Acquisition Agreements.

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to certain issuances with respect to common stock (or securities convertible into or exercisable for common stock), other than in a public offering, of greater than or equal to 20% of the outstanding common stock or voting power of the issuer prior to the offering if the price is below the “Minimum Price” (as determined in accordance with Nasdaq rules). Under Rule 5635(d), the “Minimum Price” means a price that is the lower of: (i) the closing price of our common stock immediately preceding the signing of the binding agreement; or (ii) the average closing price of our common stock for the five trading days immediately preceding the signing of the binding agreement. Because, although the initial Conversion Price in the PIPE Offering was equal to the Minimum Price requirement under Nasdaq Listing Rule 5635(d), the accrual of Preferential Dividends reduces the effective purchase price of the underlying shares to an amount below the Minimum Price, any issuance of shares pursuant to the PIPE Purchase Agreement and any issuance of shares to the placement agent upon exercise of the placement agent warrants in excess of 20% of the outstanding common stock prior to the date of the PIPE Purchase Agreement requires stockholder approval. The terms of each of the Certificate of Designation for the Series 10 Preferred Stock and the placement agent warrants require the receipt of the Shareholder Approval before shares of the Company’s common stock can be issued by the Company pursuant thereto.

Private Placement

On November 10, 2025, the Company entered into the PIPE Purchase Agreement with Purchaser, pursuant to which the Company sold to the Purchaser 25,000 shares of the Company’s newly designated Series 10 Preferred Stock for an aggregate Subscription Amount of $25,000,000, pursuant to a private placement that closed on November 12, 2025.

Pursuant to the PIPE Purchase Agreement, the Company filed a certificate of designation (the “Certificate of Designation”) on November 10, 2025 with the Secretary of State of the State of Nevada designating the rights, preferences and limitations of the shares of the Series 10 Preferred Stock. The Series 10 Preferred Stock has a Stated Value of $1,000 per share, and is initially convertible at the Conversion Price of $1.492 per share, subject to adjustment pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends or the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation).

On the Shareholder Approval Date, each outstanding share of Series 10 Preferred Stock will automatically convert into that number of shares of the Company’s common stock determined by dividing the Stated Value of such share of Series 10 Preferred Stock plus all unpaid accrued and accumulated Preferential Dividends on such share (whether or not declared) by the Conversion Price. To the extent not converted in connection with a mandatory conversion, each share of Series 10 Preferred Stock will be convertible, from and after the Shareholder Approval Date, at the option of the holder, into that number of shares of the Company’s common stock determined in accordance with the formula in the preceding sentence.

Each outstanding share of Series 10 Preferred Stock is entitled to receive, in preference to shares of Junior Securities (as defined in the Certificate of Designation), cumulative dividends (“Preferential Dividends”), payable quarterly in arrears, at an annual rate of 12.0% of the Stated Value. Preferential Dividends will be payable, at the option of the Company, either in-kind in shares of the Company’s common stock, through an accrual on the Stated Value of the Series 10 Preferred Stock or in cash, subject to, with respect to the issuance of shares of the Company’s common stock, the receipt of Shareholder Approval and the Beneficial Ownership Limitation. The rights to Preferential Dividends expire automatically on the two-year anniversary of the original issuance date of the Series 10 Preferred Stock. In addition, each holder of Series 10 Preferred Stock will be entitled to receive dividends equal to, on an as-converted to shares of the Company’s common stock basis, and in the same form as, dividends actually paid on shares of the Company’s common stock when, as, and if such dividends are paid on shares of the Company’s common stock.

No shares of the Company’s common stock may be issued upon conversion of, or as a dividend on, the Series 10 Preferred Stock, if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”).

To the extent that the issuance of shares of the Company’s common stock upon conversion of, or as a dividend on, the Series 10 Preferred Stock would result in the holder exceeding the Beneficial Ownership Limitation, then, in lieu of the issuance of such shares, at the election of the holder, (i) the holder will be issued such shares in the form of pre-funded warrants, substantially in the form issued by the Company in September 2025 (the “Pre-Funded Warrants”), or (ii) such shares will be held by the Company in abeyance for the benefit of such holder. The Pre-Funded Warrants will be immediately exercisable, will have an exercise price of $0.001 per share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, provided that such exercise price is deemed pre-paid as part of the Subscription Amount.

Pursuant to the PIPE Purchase Agreement, the Company agreed to hold an annual or special meeting of shareholders no later than January 31, 2026 (the “Shareholder Meeting Deadline”) for the purpose of obtaining shareholder approval of the removal of the limitations on conversion set forth in the Certificate of Designation of the Series 10 Preferred Stock in compliance with Nasdaq Listing Rule 5635 (the “Shareholder Approval”, and the date the Shareholder Approval is obtained, the “Shareholder Approval Date”), and to use its commercially reasonable efforts to solicit such Shareholder Approval and to cause the Board to recommend to the shareholders that they so approve. If Shareholder Approval is not obtained on or prior to the Shareholder Meeting Deadline, the Company will call a special or annual meeting of shareholders 180 days thereafter until such Shareholder Approval is obtained, provided, however, that such obligation will terminate on the two year anniversary of the closing date of the PIPE Offering.

Pursuant to the PIPE Purchase Agreement, the Company agreed to file a registration statement covering the resale by the Purchaser of the shares of common stock underlying the Series 10 Preferred Stock and the Pre-Funded Warrants, if any (such shares, the “Underlying Shares” and such registration statement, the “Registration Statement”), within 90 days of the closing date of the PIPE Offering. The Company agreed to use commercially reasonable efforts to cause such registration to become effective within 60 days (or 90 days if the United States Securities and Exchange Commission (the “Commission”) notifies the Company that it will “review” the Registration Statement) following the initial filing of such Registration Statement and to keep such Registration Statement effective at all times until the earlier of (i) the time that the Purchaser does not own any Series 10 Preferred Stock, Pre-Funded Warrants or Underlying Shares or (ii) the date on which the Underlying Shares may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144.

From the date of the PIPE Purchase Agreement until the later of the date that is 5 days from the date (a) Shareholder Approval is obtained and (b) the date that the Registration Statement has been declared effective by the Commission, the Company agreed to not enter into any transaction for the sale of any of its equity securities or securities convertible into its equity securities unless the price per share of the Company’s common stock or per unit price (or conversion price or exercise price, as applicable) is equal to or greater than $2.50, subject to certain customary exempt issuance exceptions.

The Series 10 Preferred Stock has no voting rights, except as required by law and for certain customary protective provisions set forth in the Certificate of Designation.

Upon any liquidation, dissolution or winding-up of the Company (but excluding a Fundamental Transaction), whether voluntary or involuntary, the holders of the Series 10 Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series 10 Preferred Stock before any distribution or payment is made to the holders of any Junior Securities.

ThinkEquity served as placement agent and received $1,750,000 of placement agent fees and warrants to purchase 837,801 shares of common stock, which were exercisable commencing November 12, 2025, expire November 12, 2030 and have an exercise price of $1.492 per share. The Company’s obligation to issue shares upon exercise of the placement agent warrants is subject to the Company’s receipt of Shareholder Approval. Pursuant to the terms of the placement agent warrants, if the holder exercises such warrants prior to the Shareholder Approval Date, the holder will receive the right to receive on the Shareholder Approval Date the number of shares so issuable upon such exercise and, on the Shareholder Approval Date, the Company will issue such shares to the holder in accordance with this the terms of the placement agent warrants. Pursuant to the terms of the placement agent warrants, the Company is obligated to use its commercially reasonable efforts to solicit the Shareholder Approval and to cause the Board to recommend to the shareholders that they so approve. If Shareholder Approval is not obtained on or prior to January 31, 2026, the Company is obligated to call a special or annual meeting of shareholders 180 days thereafter until such Shareholder Approval is obtained.

Impact on Stockholders of Approval or Disapproval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in ownership interests and voting rights as a result of the issuance of shares of the Company’s common stock pursuant to the PIPE Purchase Agreement and the related issuance of shares to the placement agent upon the exercise of the placement agent warrants.

For example, there are 20,777,481 shares of the Company’s common stock issuable upon the conversion of the 25,000 outstanding shares of Series 10 Preferred Stock issued to the Purchaser in the PIPE Offering, at a conversion price of $1.492 per share, assuming full accrual of the Preferential Dividends and that such dividends are paid in shares of common stock, and the exercise of the associated Pre-Funded Warrants issued in accordance with the Certificate of Designation, without giving effect to the Beneficial Ownership Limitation. In addition, there are 837,801 shares of the Company’s common stock issuable upon the exercise of the placement agent warrants. Assuming the issuance of all of such shares, such shares would constitute approximately 39.7% of the outstanding common stock as of November 10, 2025. Because the numbers of shares of the Company’s common stock issuable upon the conversion of the Series 10 Preferred Stock may be adjusted, the number of shares that will actually be issued may be more or less than such number of shares. The ownership interest of the existing stockholders (other than the Purchaser) would be correspondingly reduced. The number of shares of the Company’s common stock described above does not give effect to (i) the potential future issuance of shares of the Company’s common stock upon the exchange of the Class B Units pursuant to the Acquisition Agreements; (ii) the future issuance of shares of the Company’s common stock upon the exercise of outstanding options or warrants, other than the Pre-Funded Warrants, or (iii) any other potential future issuances of common stock, including pursuant to financing transactions to be effect in connection with the transactions contemplated by the Acquisition Agreements. The sale into the public market of these shares also could materially and adversely affect the market price of the Company’s common stock.

If the stockholders do not approve this proposal, we will be unable to issue any shares of the Company’s common stock upon conversion of the Series 10 Preferred Stock (or upon exercise of any associated Pre-Funded Warrants issued in accordance with the Certificate of Designation), as the Certificate of Designation provides for no issuance of any such shares unless and until stockholder approval is obtained. Similarly, we will not be able issue any shares of the Company’s common stock to the placement agent upon the exercise of the placement agent warrants.

Any shares of Series 10 Preferred Stock that cannot be converted due to such limitation will remain outstanding in accordance with their terms and will continue to constitute a separate class of equity with the rights, preferences, and limitations set forth in the Certificate of Designation. The continued existence of an unconverted class of Series 10 Preferred Stock restricts our ability to simplify our capital structure and limits our flexibility to use common stock in future financing or strategic transactions that require the issuance of additional shares of common stock, because (i) we must continue to reserve authorized but unissued shares of common stock for the possible future conversion of the Series 10 Preferred Stock and (ii) as long as any shares of Series 10 Preferred Stock remain outstanding, we cannot, without the consent of the holders of a majority of the outstanding shares of Series 10 Preferred Stock, (A) amend our articles of incorporation or the Certificate of Designation in a manner that adversely affects the rights of the Series 10 Preferred Stock, (B) authorize or create any class of stock ranking senior to, or pari passu with, the Series 10 Preferred Stock as to dividends, redemption or liquidation, or (C) increase the number of authorized shares of Series 10 Preferred Stock.

In addition, if stockholder approval is not obtained, under the terms of the PIPE Purchase Agreement, we will be prohibited, until both (i) Shareholder Approval is obtained and (ii) the Registration Statement has been declared effective by the Commission, from entering into any transaction for the sale of any of our equity securities or securities convertible into its equity securities unless the price per share of the Company’s common stock or per unit price (or conversion price or exercise price, as applicable) is equal to or greater than $2.50, subject to certain customary exempt issuance exceptions.

If the market price of the Company’s common stock is below $2.50 per share, this restriction will prevent us from conducting customary market-priced equity financings. As a result, we may be unable to raise additional equity capital on the terms ordinarily available to us, and any capital we obtain may need to be raised through alternative financing arrangements that do not involve the issuance of common stock, which may not be available on terms acceptable to us.

If stockholder approval is not obtained, we will also remain obligated under PIPE Purchase Agreement to continue soliciting stockholder approval of this proposal at meetings held at intervals of 180 days until stockholder approval is obtained or until the second anniversary of the closing of the PIPE Offering. The placement agent warrants also includes an obligation for the Company to call a special or annual meeting of shareholders 180 days thereafter until Shareholder Approval is obtained. Continuing to submit this proposal to stockholders will result in additional administrative and solicitation expenses and will require additional management time and attention.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs. If we are unable to issue the shares of the Company’s common stock pursuant to the PIPE Purchase Agreement, we may be unable to fully satisfy our ongoing business needs on the terms or timeline we anticipate, if at all, the effect of which could materially and adversely impact future operating results.

Vote Required

The Nasdaq 20% Issuance Proposal requires the affirmative vote of a majority of the voting power of the capital stock entitled to vote thereon and present in person or represented by proxy at the Annual Meeting. Abstentions will have the effect of an “AGAINST” on this proposal. Broker non-votes will have no effect.

***THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NASDAQ 20% ISSUANCE PROPOSAL***

3.	Proposal Four (originally numbered Proposal Three): The Adjournment Proposal

As a result of the addition of new Proposal Three described in this Supplement, the proposal originally designated as “Proposal Three” (the Adjournment Proposal) in the Proxy Statement is renumbered as “Proposal Four.” All references in the Proxy Statement to “Proposal Three” shall be deemed to refer to “Proposal Four,” as renumbered herein.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

DATED NOVEMBER 21, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XTIA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81725-Z91634

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XTI AEROSPACE, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominee:

	For	Withhold
1a. Clinton J. Weber	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V81726-Z91634

XTI AEROSPACE, INC.
Annual Meeting of Stockholders
December 30, 2025 10:00 AM, Pacific Time
This proxy is solicited by the Board Of Directors

The stockholder(s) hereby appoint(s) Scott Pomeroy and Brooke Turk, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of XTI AEROSPACE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time on December 30, 2025, at www.virtualshareholdermeeting.com/XTIA2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side